Exhibit 99.1
DAVE & BUSTER’S, INC. STOCKHOLDERS APPROVE MERGER WITH AFFILIATE
OF WELLSPRING CAPITAL MANAGEMENT LLC
DALLAS — February 28, 2006 — Dave & Buster’s, Inc. (NYSE: DAB), a leading operator of upscale restaurant/entertainment complexes, announced that today, at a special meeting of stockholders, the Company’s planned merger with an affiliate of Wellspring Capital Management LLC was approved. Approval of the merger required the affirmative vote of at least two-thirds of the Company’s common stock outstanding on the record date of January 18, 2006. The Company currently expects that the merger will close on or about March 8, 2006. Closing of the merger is subject to the continued satisfaction or waiver of the conditions set forth in the merger agreement. For additional information relating to the merger, please refer to the Company’s filings with the SEC.
Celebrating over 23 years of operations, Dave & Buster’s was founded in 1982 and is one of the country’s leading upscale, restaurant/entertainment concepts with 46 locations throughout the United States and in Canada. More information on the company, including the latest investor presentation, is available on the company’s website, www.daveandbusters.com .
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Dave & Buster’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the company’s Annual Report or Form 10-K for the most recently ended fiscal year.